UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

__________________

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

(i) As previously announced, on November 29, 2006 the Board of Directors of Shenandoah Telecommunications Company (the “Company”) approved a plan to freeze benefit accruals for all participants in the Shenandoah Telephone Company Retirement Plan (the “Defined Benefit Plan”) and its Executive Supplemental Retirement Plan (the “SERP”) and to terminate the plans effective January 31, 2007. On March 19, 2007, upon a recommendation of its personnel committee, the Board formally adopted a new non-qualified Executive Supplemental Retirement Plan, pursuant to which the Company would contribute an additional 7% of base pay (retroactive to January 1, 2007) into a non-qualified defined contribution plan on behalf of an executive. Contributions to the new Executive Supplemental Retirement Plan are subject to a 10 year service requirement. Unlike the prior SERP, the new Executive Supplemental Retirement Plan would be funded with contributions to a “rabbi trust” for each participant.

(ii) At its meeting on March 19, 2007, the Board of Directors of the Company, acting pursuant to a recommendation of its personnel committee, adopted the 2007 Incentive Plan for all employees. Under the 2007 plan, target payouts have been set at 30% of salary for the chief executive officer, 25% of salary for the executive vice president, and 20% of salary for the other named executive officers. Each officer can earn up to 200% of the target payout for exceeding all of the goals and objectives reflected in a given year’s plan. Target payouts are based upon the achievement of a combination of company performance results as well as individual performance towards objectives established by management or, in the cases of the president and the chief financial officer, the independent directors.

For 2007, the performance goals include a financial goal based upon growth in net income (excluding external gains and losses); service goals based upon metrics derived from the Company’s Telephone, Cable, Internet, Converged Services and PCS businesses; and, for named executive officers, individual objectives.

For named executive officers other than the chief executive officer and the chief financial officer, the financial goal constitutes 40% and the service goals collectively constitute 20% of the target payout. The remaining 40% of target payout will be based on performance towards individual objectives.

For the president and the chief financial officer, the financial goal constitutes 30%, the service goals collectively constitute 20%, and individual objectives constitute 50% of target payouts.

With respect to each of the other named executive officers, the Board has authorized the president and chief financial officer to establish two individual objectives of comparable weighting. These individual objectives are expected to be based upon the completion of specified tasks or the achievement of specified goals related to their areas of responsibility.

With respect to the president and the chief financial officer, performance towards the individual objectives will be based upon the independent directors’ determination of the chief executive officer and chief financial officer’s success in the areas of: improvements in the converged services segment; strategic planning and development; and other matters at the discretion of the independent directors.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

10.14	Shenandoah Telephone Company Executive Supplemental Retirement Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY
(Registrant)

March 23, 2007	/s/ Earle A. MacKenzie
Executive Vice President and
Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)